Exhibit 99.2

The following is an excerpt from the transcript of the conference call held by Newmont Corporation to present its First Quarter 2023 Earnings:

Bloomberg Transcript	FINAL

Q1 2023 Earnings Call

Presentation

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Tom Palmer

Thanks, Brian. I'd now like to provide an update on our potential acquisition of Newcrest.

To briefly recap the key events and milestones over the last three months. On February 5th, Newmont confirmed that we had submitted a non-binding proposal to acquire Newcrest. Then on February 15th, Newcrest advised that they have rejected our proposal, but open to provide us access to limited non-public information. After negotiating an appropriate non-disclosure agreement, we will provide an access to this information.

As part of this process, by executive leadership team and I, along with some of our key subject matter experts held a face-to-face meeting with the Newcrest management team. After reviewing this additional information, we submitted a revised non-binding proposal to the Board of Newcrest with the following terms. A proposal to acquire 100%of the issued share capital by way of an Australian scheme of arrangement under which Newcrest shareholders will receive 0.4 Newmont shares for each Newcrest share. Newcrest would have the right to fund and pay shareholders a special dividend of up to $1.10 per share to realize the value of (inaudible) credits. And as the Newmont offer is best and fine, subject only to no superior proposal emerging. On April 10th, the Newcrest Board then agreed to grant Newmont access to confirmatory due diligence to enable us to put forward a binding proposal. Newmont has been provided exclusivity for a four-week due diligence period (inaudible) on May 11th.

Our proposed acquisition would combine the assets and talent of two of the sector's top senior gold producers and set the new standard to safe, profitable, and responsible gold mining.

Newmont had a long history and a shared heritage with Newcrest, establishing our Australian subsidiary way back in 1966, a subsidiary that would become Newcrest some 25 years later. And as part of that shared history, our companies also have shared commitments to a strong safety culture and leading sustainability practices, which is in addition to the complementary portfolios of world-class assets located in low-risk mine jurisdictions.

Our proposed acquisition will strengthen our established position in Australia, creating efficiencies and value with a shared workforce, technical expertise and large-scale supply-chain optimization. And it would build upon the district potential in British Columbia's highly prospective Golden Triangle. Through a combination of operating mines and development projects, that would deliver value through shared technology, local capabilities and orebody experience.

With our scale and track record of successfully managing some of the world's top Tier 1 assets, this transaction would leverage Newmont's experience from the Goldcorp acquisition, where we have demonstrated over the last four years that we can generate meaningful improvements to performance, stability and profitability, especially at large open-pit and underground operations.

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So in closing, I'm not able to provide any further details on the Newcrest proposal at this time as it is a live engagement. But I want to be clear with everyone on today's call, that we will continue to be disciplined as we work through the due diligence process and determine synergies, and we will act in the best interest of our shareholders. Thank you for your time today.

Questions And Answers

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Q - Jackie Przybylowski

Thanks. Thanks very much for taking my question. And I'm going to apologize because I acknowledge that you just mentioned you don't want to give more information about the Newcrest transaction, but if I could ask on that anyway. Let's say, you finished the due diligence on this schedule where the exclusive period is still intact and it's approved by all shareholders. Can you talk a little bit about the timeline for as to when the earliest transaction closing would be? And so what your thought would be for integration of the asset?

A - Tom Palmer

Yeah. Thanks, Jackie. I'll try to answer the question as best as I can while respecting the need so that the ability to the restrictions on being able to comment. We're certainly in due diligence, so first and foremost, we'll go through that due-diligence process as an exclusivity period for four weeks, but we will remain disciplined in terms of understanding that information and assessing that and making our judgments and decisions.

And it is a core capability of Newmont. We have a -- part of our operating model is the capability of our operating and technical teams. So when it comes to due diligence, we have a very strong team who is very experienced in doing this work. So we are applying the full force of the Newmont organization on this due diligence exercise. And we work diligently through that process and then make our judgments. But assuming that, that will work well and -- sorry, Jackie?

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It's all right, Jackie. Assuming that, that progresses well and we reach a binding agreement, then there would be the regulatory approvals to work through the Australian, the Papua New Guinea, the United States and Canada. So it really becomes an understanding of those approval pathways and ultimately, moving to close as dependent upon that. That's still a little bit in the future and work-in-progress so that normally takes a few months to work through those steps.

In terms of -- one of the real strengths of and the strategic rationale of this deal, of which there are many, what are the real strengths is that we already have an operating model and infrastructure in Australia and in Canada. So if you think about an integration exercise, we already have Mia Gous and a full business unit operating out of Australia. General managers report to Mia. We have a finance team, a HR team, a legal team, a sustainability and external relations team and a technical team. So integration in Australia involves two operations becoming part of Mia's team.

She currently has Boddington and Tanami. With RSVP down [ph] in Australia, we had Boddington, Tanami, we had Wahi over New Zealand, we had Jundee, we had KCGM. So we're scalable in terms of being able to accommodate additional operations. Exactly the same circumstance plays that in Canada, where we already have Eleonore, Musselwhite,Porcupine, Cripple Creek & Victor, reporting through to Bernard Wessels, and his North American leadership team. So again, Brucejack and Red Chris can fi t very comfortably into that scalable organization.

For Lihir, Papua New Guinea is a new jurisdiction, very similar to what we were in [ph]Indonesia with Batu Hijau. I joined him over nine years ago as the Senior Vice President for Indonesia based in Jakarta, managing the external relations with Indonesia and the BatuHijau operation. And I think there are some analogies between how I think about or how we think about over here and in P&G and what we did very successfully for many, many years in Indonesia.

So, Jackie, hopefully, that gives you some flavor of how we think about integration.

Q - Jackie Przybylowski

No, and that's helpful. Thanks, Tom. I mean I think when you talk or when the media talks about this transaction initially, the thought was sort of a year-end or early '24 closing, but I would expect that as this process has gone on, that gets pushed back. Is that fair, or you'd be kind of mid-2024 at the earliest timeframe? I'm just thinking from a modeling perspective.

A - Tom Palmer

Yeah, Jackie. I think that's too far into the future as best you can look into the crystal ball and working through, there's approval process. [ph] It's still -- we're in the hands of working through appropriate as approval processes, but I think it's a shorter time frame than what you just articulated.

Q - Jackie Przybylowski

Okay, okay, that's helpful. Thank you. And maybe just as a follow-up question or a related question. You've mentioned that maybe potential sanctioning decision or investment decision for more in late '23. And I know previously you've talked about Yanacocha Sulfides [ph] investment decision as well. Can you talk a little bit about what you're going to be looking for other independently of this Newcrest transaction? Or potentially in light of this Newcrest transaction, what you're looking for in order to make a positive sanction decision on the projects that you've got in your portfolio today?

A - Tom Palmer

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We're just working through the due diligent process of which working towards the full funds at the end of the year. We've got some early long-lead items coming in, in terms of getting some fleet on the ground as the water comes out of that pit to be able to get a good start at that.

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If more generally, if we were to be successful in the acquisition, I would point you to our track record with Goldcorp, where within the first 12 months, we did work to rationalize the portfolio and to look to resequenced projects so that we stay true to our capital allocation strategy in terms of the strength of our balance sheet, a steady reinvestment in the business and leading returns to our shareholders. And that would be the same strategy that we would apply if we were in a situation where we were working through on integration of a combined portfolio.

The mantra at Newmont, which has been a key philosophy of how we approach our work for well over a decade is value over volume, and value over volume would apply if this in this transaction would be successful.

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Q - Tanya Jakusconek

Great. Good morning, everybody. Thank you so much for taking my questions. And I'm just going to circle back, Tom, if I can just on the Newcrest potential acquisition. Just wanted to check with you, do we not require also Mexican approval for that as well, or is that not needed?

A - Tom Palmer

No. I don't believe there is Mexican approvals needed, Tanya. I think it's the jurisdictions in which they are operating. So just look to Peter, I don't believe that's the case.

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Yeah.

Q - Tanya Jakusconek

Okay. So it's only the four that you mentioned. Okay, that's helpful. Thanks. That's one less country to deal with.

And then just on the shareholder votes, just to confirm that you need 66 and two-thirds votes of the Newcrest shareholders and 50 point plus one [ph] for Newmont. Just want to make sure that I have those right

A – Tom Palmer

Tanya, I was just checking with the team. You break up a little bit on a (inaudible) so just checking the percentage wise, it's 50 plus one [ph] for Newmont. I believe that's the case, and it's two-thirds for Newcrest, we believe that's the case. If that's incorrect, Tanya, we'll circle back and clarify that.

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Q – Anita Soni

Hi. Good morning, Tom and team. I guess my first question is with respect broadly to strategy and the acquisition of Newcrest. So you were talking about how your operations are just scalable, and I was just trying to understand that when you -- if you were to acquire Newcrest that your intention would be to basically run the 2 million ounces of assets that they have and add that to the 6 million or so million ounces and you'd be I guess 7 million ounce producer? Or would there be some asset rationalization in there in your going forward plan?

A – Tom Palmer

Yeah. Thanks and good morning, Anita. I think probably two parts to answer that question. We have an operating model that is scalable to be able to integrate the existing flow of operations at Newcrest with our 12 managed operations and manage those operations safely and effectively. But our focus is on value over volume. So we still got a lot of work to do in the context of Newcrest. That would be inappropriate to comment specifically on the Newcrest, given it's a live engagement. But we certainly look back at our playbook and our experience with Goldcorp, where we divested KCGM, Red Lake, Continental Gold within the first 12 months and rolling that $1.5 billion in proceeds?

So as we work through our due diligence on this live transaction, and we think about portfolio rationalization value over volume and synergies, we've got four years of experience and muscle memory capability within our team that we drew upon. And we will look to that experience then think about this potential opportunity. So I know I'm making mistake [ph] because it's a live engagement, but hopefully, you can see the playbook that we have followed over the last four years with value over volume being front and center.

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This is a live engagement. We will remain disciplined in terms of decisions we made as to whether proceed or not. And we know we have -- we know very, very well if were successful, what's involved in integrating and delivering synergies. If this would have come off, it's a transformational transaction. And our focus will be on delivering on our commitments and we have the experience of knowing what's involved in that, and we will be applying all of that experience for some time to deliver that value.

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Q – Greg Barnes

Yeah. Thank you for that. And Tom and Rob, perhaps your views on the safety culture atNewcrest, if you have any, or can talk about it even..

Q – Tom Palmer

Yes. Thanks, Greg. It's something that is part of the -- when we think about confirmatory due diligence, there's all the stuff you do going into data rooms and boring through resource models and mine plans and the like. An important part of confirmatory due diligence is getting on the ground, so whether it'd be the Newcrest or any other potential acquisition we might be looking at what's very important for us in making that judgment about whether it's fair value in a transaction we perceive with is getting on-the-ground with our technical people, but also senior leaders.

So as we think about due diligence and site visits, folks like Rob, Aaron Puna, Dean Gehring, all of my team with Bernard Wessels, Mia Gous, Francois Hardy, so all very senior operational leaders at the site. Whether it'd be in the context of a live engagement or any other due diligence we do, having senior leaders on the ground, any day to spend a day, but you learn a lot walking around an operation within a day in terms of the culture in that operation, in particularly, the safety culture. And that is a very important part of our due diligence process, and certainly, a part of our due diligence process that we would be doing in this live engagement.

So can't comment specifically on this particular engagement, but rather that it is an important part of their decision-making process. And we send our most senior people to site, and safety and safety culture is a fundamental part of that due diligence process.

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Q – Anita Soni

Hi. Thanks. This is my follow-up. So I just wanted to talk about the issues you talked about in Western Australia, and feel that (inaudible) important enough to make your conference call, we should probably delve into that a little bit more. And I do recall meeting the gentleman that you appointed. I can't recall his name but to head up that initiative. But it's no secret that Newcrest has been at the center of some of these issues. So I'm just trying to understand how ultimately you propose to improve some of their operations that also deal with the cultural issues that Newcrest has around sexual harassment and respect at work -- they have a program in place called respect at work, which I'm not sure if it's yielded any results yet or not. But just wanted to see how you guys were thinking about that and would approach that. Obviously, you acknowledged that you've had some issues yourself, but I just wanted to see how you're thinking about that in the context of a larger company that is now far more focused in Australia.

A – Tom Palmer

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When I think about any potential transaction and integration, whether it'd be Newcrest or any other company, our approach would be to apply the same things that we're going to have to do within our own operations in terms of setting expectations for what is acceptable behavior to be equipping our leaders with the skills to understand what is inappropriate behavior and address it early on to ensure that we're creating safe work environments. Many mining operations have accommodation camps, how we're think about site work environments in our accommodation camps, not only for the men and women who work in mining operations but importantly for those people who cater and clean in those accommodation villages.

How do we ensure that we have the person at the center of any event that occurs, and we're supporting the person as we work through any particular issue that may present in terms of bullying harassment, racism, and the like. So the actions that we're looking to develop and take at Newmont, if we were successful in acquiring Newcrest would be exactly the same actions that we would be applying at a set of Newcrest operations.

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Clarification Note: approval by shareholders of a scheme of arrangement under Australia’s Corporations Act 2001 (Cth) typically requires (i) a 50% majority of the number of shareholders voting and (ii) 75% of the votes cast.

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